Exhibit 99.1

Patriot National Reports Record Fee Income and Adjusted EBITDA

for the First Quarter of 2016

Executed Planned Operating Efficiencies that Result in $7 Million of

Annualized Cost Savings

Reaffirms Full Year 2016 Guidance

FORT LAUDERDALE, FL., May 12, 2016 – Patriot National, Inc. (“Patriot National or “the Company”) (NYSE: PN), a leading provider of technology and outsourcing solutions, today announced its financial results for the quarter ended March 31, 2016.

Highlights:

For the quarter ended March 31, 2016:

(Comparisons to the corresponding prior-year period)

•	Total Revenues increased 50% to $64.6 million

•	Total Fee Income increased 51% to $64.9 million

•	GAAP Net Income was $3.4 million, or $0.12 per diluted share

•	Adjusted Earnings was $5.8 million, or $0.21 per diluted share

•	Adjusted EBITDA of $15.7 million, up 45%

•	Operating Cash Flow of $10.3 million, up 25%

•	Q1 Operating efficiency initiatives result in $7 million of annualized savings; $400,000 realized during the first quarter

•	Patriot Technology Solutions’ PN InsuranceExpert was awarded new contracts from an existing client valued at $3.2 million, with an additional $3.0 million expected from contracts in process

Recent Developments:

•	On April 4, 2016, Patriot National announced the upcoming launch of PN BidExpert software, a first of its kind competitive online marketplace to connect insurance carriers, underwriters and risk managers with loss control engineers.

•	On March 31, 2016, the Company launched Patriot Risk Consultants, a subsidiary that offers loss and safety consulting services across a broad spectrum of industries nationwide.

•	On March 3, 2016, the Board approved a share repurchase program for the Company’s common stock of up to $15 million. To date, the Company has repurchased 1.4 million shares.

•	On February 29, 2016, the Board formed a committee of independent directors to explore strategic alternatives to enhance shareholder value.

Management Commentary

“I am pleased to report that our first quarter 2016 fee income increased 51% to $64.9 million, up from $43.0 million in the first quarter of 2015,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “Our first quarter results were ahead of our internal operating plan and we are reaffirming our full year 2016 outlook of total fee income of $270-$280 million and Adjusted EBITDA of $73-$78 million. Our guidance excludes contribution from any future acquisitions made in 2016.

Patriot National

“We have built a comprehensive platform that we believe is a significant competitive advantage that positions us to increase revenue, margins, profitability and ultimately shareholder returns. Today, we work with 139 insurance carriers and 4,100 insurance agencies and we offer a broad menu of products and services beyond workers’ compensation.

“Since our IPO, we have successfully integrated 18 acquisitions, and we have focused our efforts on driving operating efficiencies. During the first quarter, our planned operating efficiency initiatives resulted in $7.3 million in total annualized expense savings, $400,000 of which we recognized in the first quarter. For the remainder of 2016, we will continue to seek additional expense savings through more efficient operations.

“In the first quarter, we had several big technology wins for Patriot Technology Solutions’ PN InsuranceExpert, InsurePay, and Decision UR. PN InsuranceExpert was awarded new contracts from an existing client valued at $3.2 million, with an additional $3.0 million expected from contracts in process. As of the end of the first quarter, InsurePay, our automated payroll solution, now has eight national carrier contracts up from one national carrier contact when we acquired them last June. The revenue from these contracts will accelerate throughout the year. We were also awarded a new national carrier contract for DecisionUR, which provides automated utilization review solutions for injured workers. Our technology team continues to develop new innovative solutions for the insurance industry, such as PN ClaimsAlert, a mobile application that streamlines incident reporting for companies, and PN BidExpert, a first of its kind interactive online marketplace to bring insurance carriers, underwriters and risk managers together with loss control engineers. We anticipate that our robust pipeline of standalone technology customers will continue to gain traction in 2016.

Operating Results

Three Months Ended March 31, 2016

Total revenues were $64.6 million for the first quarter of 2016, compared with $43.0 million in the first quarter of 2015. Total fee income was $64.9 million for the first quarter of 2016, an increase of 50.9% compared with $43.0 million in the first quarter of 2015. The increase in fee income during the first quarter of 2016 was primarily due to the Company’s acquisitions in the trailing twelve months ended March 31, 2016. Organic fee income of $48.4 million grew 12.5% year-over-year.

Total expenses for the first quarter of 2016 were $58.3 million, compared with $51.1 million in the first quarter of 2015. The increase was largely attributable to the acquisitions closed during the trailing twelve months ended March 31, 2015.

First quarter 2016 GAAP net income was $3.4 million, or $0.12 per diluted share, compared with a net loss of $4.8 million, or $0.19 per share, in the first quarter of 2015. Adjusted earnings for the first quarter of 2016 were $5.8 million, or $0.21 per diluted share, compared with Adjusted earnings of $4.4 million, or $0.17 per diluted share, in the first quarter of 2015. Patriot National defines Adjusted earnings and Adjusted earnings per share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs, severance expense, public offering costs and the income tax effect related to reconciling items.

Patriot National

Adjusted EBITDA for the first quarter of 2016 was $15.7 million, compared to Adjusted EBITDA of $10.8 million for the first quarter of 2015. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs, acquisition costs, severance expense, public offering costs. The increase in Adjusted EBITDA for the first quarter of 2016 was largely attributable to a combination of organic growth and the Company’s acquisitions closed during the trailing twelve months ended March 31, 2016.

Operating Cash Flow for the first quarter of 2015 was $10.3 million, compared to $8.2 million for the first quarter of 2015. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense and capital expenditures.

Summary Financial Results

	Three Months Ended March 31,
In thousands, except per share amounts	2016	2015	Change
Total Revenues GAAP	$64,607	$42,993	50.3%
Total Fee Income	$64,867	$42,992	50.9%
Organic	$48,384	$42,992	12.5%
Acquisitions	$16,483	$—	n/a
Net Income (Loss) GAAP	$3,401	$(4,816)	n/a
Earnings (Loss) per diluted share	$0.12	$(0.19)	n/a
Adjusted EBITDA	$15,659	$10,828	44.6%
Adjusted EBITDA margins	24.1%	25.2%	(4.2%)
Adjusted Earnings	$5,799	$4,427	31.0%
Adjusted Earnings Diluted EPS	$0.21	$0.17	23.5%
Operating Cash Flow	$10,316	$8,226	25.4%

A Reconciliation of GAAP to Non-GAAP Financial Measures is provided in the following financial tables.

Balance Sheet and Liquidity

At March 31, 2016, the Company had liquidity of $61.8 million, comprised of $11.8 million in cash on hand and $10.1 million available under the revolving credit facility. Additionally, the Company’s credit facility provides for an incremental $40 million term loan through an accordion feature.

Patriot National

At March 31, 2016, the Company had total debt of $136.7 million. The Company’s leverage ratio, comprised of total debt to trailing 12 months Adjusted EBITDA (including the proforma effect from acquisitions), was 2.3x.

On March 3, 2016, Patriot National’s board approved a $15 million share repurchase program for the Company’s common stock. During the first quarter of 2016, the Company repurchased 992,182 shares of common stock. Subsequent to March 31, 2016, through May 12, 2016, Patriot National has repurchased an additional 368,275 shares.

Outlook for 2016 Financial Guidance

Patriot National has reiterated the Company’s prior financial guidance for 2016. For the full year ending December 31, 2016, Patriot National currently expects the following financial results.

(millions)	2016 Range
Total Fee Income	$270 - $280
GAAP Net Income	$24 - $30
Adjusted Earnings	$28 - $34
Adjusted EBITDA	$73 - $78
Operating Cash Flows	$48 - $54

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Friday, May 13, 2016 at 9 a.m. Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-881-0136 (domestic) or 412-317-6745 (international)

•	Conference call replay available through June 3, 2016: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10085269

•	Live and archived webcast: ir.patnat.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10085269 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on May 13.

Patriot National

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Patriot National

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or Adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

Julie MacMedan (310) 622-8242

Financial Profiles, Inc.

PatriotNational@finprofiles.com

# # #

FINANCIAL TABLES TO FOLLOW

Patriot National

Patriot National, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2016	2015
Revenues
Total Fee Income	$64,867	$42,992
Net investment income	35	1
Net losses on investments	(295)	—

Total Revenues	64,607	42,993

Expenses
Salaries and related expenses	23,640	14,468
Commission expense	13,136	8,889
Outsourced services	3,570	2,462
Other operating expenses	9,797	6,331
Acquisition costs	614	604
Interest expense, including $152 and $85 of deferred loan fees	1,412	1,258
Depreciation and amortization	4,717	2,303
Stock compensation expense	1,424	2,535
Costs related to extinguishment of debt	—	13,681
Decrease in fair value of warrant redemption liability	—	(1,385)

Total Expenses	58,310	51,146

Net income (loss) before income tax expense	6,297	(8,153)
Income tax expense (benefit)	2,859	(3,352)

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	3,438	(4,801)
Net income attributable to non-controlling interest in subsidiary	37	15

Net Income (Loss)	$3,401	$(4,816)

Earnings (Loss) Per Common Share
Basic	$0.12	$(0.19)
Diluted	0.12	(0.19)

Weighted Average Common Shares
Basic	27,407	25,163
Diluted	28,037	25,163

Patriot National

Consolidated Balance Sheets

(In thousands)

(Unaudited)

In thousands	March 31, 2016	December 31, 2015
Assets
Current Assets
Cash	$11,774	$8,372
Short term investments	—	3,173

Total cash and investments	11,774	11,545
Restricted cash	19,786	16,055
Fee income receivable	9,877	8,159
Fee income receivable from related party	20,618	27,036
Net receivable from related parties	414	499
Other current assets	2,761	2,046

Total current assets	65,230	65,340
Fixed assets, net	5,224	5,092
Goodwill	122,465	118,141
Intangible assets	82,374	75,681
Forward purchase asset	48,826	28,120
Advance on facilitation agreement	2,000	2,000
Other long term assets	11,329	11,428

Total Assets	$337,448	$305,802

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$9,608	$10,639
Net advanced claims reimbursements	3,014	1,835
Income taxes payable	2,323	2,996
Current earn-out payable	8,082	10,556
Accounts payable, accrued expenses and other liabilities	36,961	32,809
Deferred purchase consideration	1,672	6,128
Revolver borrowings outstanding	29,932	18,032
Current portion of notes payable	5,500	5,500
Current portion of capital lease obligation	1,632	2,232

Total current liabilities	98,724	90,727
Earn-out payable	6,837	1,827
Notes payable, net of deferred loan fees of $2,255 and $2,352	97,370	98,648
Warrant redemption liability	48,826	28,120

Total liabilities	251,757	219,322

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	85,889	86,715
Less non-controlling interest	(198)	(235)

Total Stockholders’ Equity (Deficit)	85,691	86,480

Total Liabilities and Stockholders’ Equity (Deficit)	$337,448	$305,802

Patriot National

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
In thousands	2016	2015
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$3,401	$(4,816)
Income tax (benefit) expense	2,859	(3,352)
Interest expense	1,412	1,258
Depreciation and amortization	4,717	2,303

EBITDA	12,389	(4,607)
Decrease in fair value of warrant redemption liability	—	(1,385)
Costs related to extinguishment of debt	—	13,681
Net losses on investments	295	—
Stock compensation expense	1,424	2,535
Acquisition costs	614	604
Severance expense	927	—
Public offering costs	10	—

Adjusted EBITDA	$15,659	$10,828

Calculation of Adjusted EBITDA margins:
Total Fee Income	$64,867	$42,992
Adjusted EBITDA	$15,659	$10,828

Adjusted EBITDA margins	24.1%	25.2%

Patriot National

	Three Months Ended March 31,
In thousands, except per share amounts	2016	2015
Net Income (Loss)	$3,401	$(4,816)
Net income attributable to non-controlling interest in subsidiary	37	15
Income tax expense (benefit)	2,859	(3,352)

Net income (loss) before income tax expense	6,297	(8,153)
Adjustments to Net income (loss) before income tax expense:
Decrease in fair value of warrant redemption liability	—	(1,385)
Costs related to extinguishment of debt	—	13,681
Net losses on investments	295	—
Stock compensation expense	1,424	2,535
Acquisition costs	614	604
Severance expense	927	—
Public offering costs	10	—

Total	3,270	15,435
Adjusted net income before income tax expense	9,567	7,282
Income tax expense at statutory rate	3,731	2,840

Adjusted Net Income Including Non-Controlling Interest in Subsidiary	5,836	4,442
Net income attributable to non-controlling interest in subsidiary	37	15

Adjusted Earnings	$5,799	$4,427

Calculation of Adjusted Earnings Per Common Share
Basic	$0.21	$0.18
Diluted	0.21	0.17

Weighted Average Common Shares Outsanding
Basic	27,407	25,163
Diluted	28,037	25,439
Statutory Tax Rate	39.0%	39.0%

Patriot National

	Three Months Ended March 31,
In thousands	2016	2015
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$3,401	$(4,816)
Income tax (benefit) expense	2,859	(3,352)
Interest expense	1,412	1,258
Depreciation and amortization	4,717	2,303

EBITDA	12,389	(4,607)
Decrease in fair value of warrant redemption liability	—	(1,385)
Costs related to extinguishment of debt	—	13,681
Net realized (gains) losses on investments	295	—
Stock compensation expense	1,424	2,535
Acquisition costs	614	604
Severance expense	927	—
Public offering costs	10	—

Adjusted EBITDA	15,659	10,828

Less: Income tax expense	(2,859)	—
Less: Cash interest expense, excluding $152 and $85 of deferred loan fees	(1,260)	(1,173)
Less: Purchase of fixed assets and other long-term assets	(1,224)	(1,429)

Operating Cash Flow (1)	$10,316	$8,226

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures